Exhibit 10.11

March 3, 2025
[Name]
[Email Address]

Re:     Retention Bonus Letter Agreement

Dear [First Name]:

Ingram Micro Holding Corporation (together with any of its subsidiaries or affiliates that may employ you from time to time and any successor(s) thereto or parent companies thereof, the “Company”) is pleased to offer you a special cash retention bonus, as set forth below.
Retention Bonus
You will be eligible to receive from the Company a one-time cash retention bonus in an aggregate amount of USD$__________ (the “Retention Bonus”), subject to required tax withholding, to be paid through the Company’s payroll system as soon as practicable following the return of your signed acknowledgement but in no event later than the first regularly scheduled payroll in April 2025. If you remain employed as a regular full-time employee of the Company through March 3, 2026 (the “Retention Date”), the Retention Bonus will be fully earned, and no repayment will be required, subject to the terms and conditions set forth below. If your employment is terminated by the Company for Cause (as defined below) or at a time when Cause exists, or you voluntarily resign prior to the Retention Date, you will not be entitled to the Retention Bonus or any portion thereof and you will be required to repay to the Company the gross amount of the Retention Bonus within thirty (30) days following such termination of employment. For the avoidance of doubt, you will not be required to repay your Retention Bonus if prior to the Retention Date your employment with the Company is terminated by the Company without Cause or due to your death or Disability (as defined below).
You hereby acknowledge, reaffirm, and ratify your continuing obligations to the Company under any confidentiality, non-disparagement, restrictive covenant, non-solicit, invention assignment, or similar agreement or arrangement to which you are a party with the Company (the “Restrictive Covenants”), which obligations are hereby incorporated into this letter agreement. You further hereby acknowledge that your continued compliance with these obligations is a condition of your receiving the Retention Bonus described above, and upon any breach of the Restrictive Covenants, in addition to any other damages or equitable relief to which the Company may be entitled, the Company will be entitled to an immediate repayment of any Retention Bonus already received by you.
You have the right to seek legal counsel, and are advised to seek such counsel, before executing and delivering this letter agreement.
No Change in Employment Relationship
Your promises in this letter agreement are given in exchange for the opportunity to receive the Retention Bonus described in this letter agreement, and in exchange for the opportunity for continued employment with the Company and because the Company will continue to actively provide you with confidential information as a result of such employment.
This letter agreement does not change, in any way, the nature of your employment relationship with the Company, and you will continue to be subject to all applicable employee policies including, but not limited to, the Company Employee Handbook/Associate Guide and the Company Compensation Recovery Policy, in each case, as in effect from time to time and any ongoing confidentiality or other obligations you may have to the Company. You or the Company may terminate your employment at any time, for any or no reason, with or without Cause, except to the extent otherwise expressly provided by any written agreement signed by you and an authorized employee of the Company. The waiver by the Company of a breach of any provision of this letter agreement by you will not operate or be construed as a waiver of any subsequent breach of any provision of this letter agreement by you. The rights and obligations of the Company under this letter agreement will inure to the benefit of, and will be binding upon the successors and assigns of the Company. By this paragraph, you expressly consent to the Company’s right to assign this letter agreement. This letter agreement cannot be assigned or delegated by you.
Definitions
For purposes of this letter agreement:
“Cause” shall mean (1) “Cause” (or any term of similar effect) as defined in any employment, severance, or change-in-control agreement between the Company and you, if such an agreement exists and contains a definition of Cause (or term of similar effect) or (2) if no such agreement exists or such agreement does not contain a definition of Cause (or term of similar effect), then Cause shall mean your (i) failure (in any material respect) to (A) substantially perform your duties as an employee of the Company, (B) comply with the directions of the Board, the Company’s Chief Executive Officer, or your direct supervisor, or (C) comply with any of the Company’s written policies generally applicable to officers and employees of the Company as in effect from time to time, (ii) breach or violation of a material provision of any agreement between you and the Company, (iii) conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude, (iv) unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or while performing duties and responsibilities as an employee of the Company, (v) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or deliberate dishonesty against, or a breach of a fiduciary duty owed to, the Company, or (vi) conduct that causes the Company substantial public disgrace or substantial disrepute or substantial economic harm. If, subsequent to your termination of employment for any reason other than by the Company for Cause, it is discovered that your employment could have been terminated for Cause, your employment shall, at the discretion of the Company, be deemed to have been terminated by the Company for Cause for all purposes.
“Disability” shall mean (1) “Disability” (or any term of similar effect) as defined in any employment, severance, or change-in-control agreement between the Company and you, if such an agreement exists and contains a definition of Disability (or term of similar effect) or (2) if no such agreement exists or such agreement does not contain a definition of Disability (or term of similar effect), then Disability shall mean your permanent and total disability within the meaning of Section 22(e)(3) of the U.S. Internal Revenue Code of 1986, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.
Miscellaneous

This letter agreement will be governed by the law of the state in which you are last employed by the Company, without regard to that state’s choice or conflict of law provisions, and applicable federal law. The venue for any lawsuit arising as a result of this letter agreement shall be in federal or state court in Orange County, CA. In the event any provision of this letter agreement is determined by a court of competent jurisdiction to be unenforceable, the remainder of this letter agreement will remain valid and binding in accordance with its terms. You understand and agree that this letter agreement is binding upon your heirs, executors, administrators, and your other personal and legal representatives. Except as otherwise provided for herein, this letter agreement represents the entire agreement between you and the Company with respect to the subject matter hereof and replaces all earlier oral or written communications or representations on such subject matter.
This letter agreement may be modified only in writing by a duly authorized officer of the Company. This letter agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.
We are confident we can count on your continued support. On behalf of the Company, I thank you for your contributions to the Company’s success.
By signing this letter agreement, including by electronic signature, you are agreeing to the terms of this letter agreement. Please electronically accept or return your physically executed letter agreement to [Company Contact] no later than 9:00 am Pacific Time on March 10, 2025. If you have any questions, please contact [Company Contact] at [Email].

Sincerely yours,
Scott Sherman
Executive Vice President, Human Resources

ACKNOWLEDGED AND AGREED:

Associate Signature:
Associate Printed Name:
Dated:

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